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                                                       EXHIBIT 10.31

                 FIRST AMENDMENT TO LOAN AGREEMENT
                 ---------------------------------

     This First Amendment to Loan Agreement (the "Amendment") is dated and effective as of July 23, 1998, by, between and among EQUITY UNDERWRITING GROUP, INC., EQUITY INSURANCE MANAGERS, INC. and 21ST CENTURY CLAIM SERVICES, all Kentucky corporations (collectively referred to herein as "Borrowers"); JOHN ROBERT OWENS and D. RICHARD MEYER, individuals, (referred to herein as the "Guarantors" or individually as a "Guarantor"); and BANK ONE, KENTUCKY, NA, a national banking association (referred to herein as "Bank").

                             RECITALS
                             --------

     1. Borrowers, Guarantors and Bank are parties to that certain Loan Agreement dated as of January 20, 1998 (the "Loan Agreement").

     2. Borrowers, Guarantors and Bank have agreed to an extension of the maturity date of the Revolving Credit Note dated December 30, 1997, in the principal amount of $400,000.00 (as defined in the Loan Agreement), and further desire to enter into this Amendment to document other amendments in the terms of the Loan Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements contained herein and in the Loan Agreement, and intending to be legally bound hereby, covenant and agree as follows:

     1.   Amendment of Section 5.08 Reporting Requirements.  Section
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5.08 of the Loan Agreement is hereby deleted and replaced with the following:

Section 5.08   Reporting Requirements

     Borrowers shall furnish to Bank:

     a.   Quarterly Reporting.  Within sixty (60) days after the end
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of each fiscal quarter,  Borrowers shall provide Bank with balance sheets as of the end of each quarter, statements of income and retained earnings as of the end of such fiscal quarter, and properly completed calculations necessary to test compliance with all of the financial covenants set forth herein, in form and content reasonably acceptable to Bank, and all in reasonable detail, and all such financial statements shall be prepared in accordance with GAAP consistently applied and certified as correct by Borrowers' chief financial officer. Provided, however, Borrowers shall not be obligated to deliver the Borrowers' internally prepared balance sheet and income statement for the last month of Borrowers' fiscal year.

     b.   Annual Financial Statements.  Within one hundred twenty
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(120) days after the end of their fiscal year, and for all fiscal years thereafter so long as any Obligations remain unpaid, a complete, unqualified, annual audit report of EIMI and 21st Century. The audited report shall consist of balance sheet, statement of profit and loss, application of funds, change in financial position and the like, prepared and certified by a firm of independent public accountants of recognized standing acceptable to the Bank. EUGI shall also provide an internally prepared annual financial statement which shall be on a consolidated basis. All of the foregoing shall be in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all such financial statements shall be prepared in accordance with GAAP consistently applied and certified as correct by Borrowers' chief financial officer.

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     c.   Notice of Litigation.  Promptly after the commencement
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thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrowers or either Guarantor which, if determined adversely, could have a material, adverse effect on Borrowers or a Guarantor's financial condition, properties, or operations.

     d.   Notice of Defaults and Events of Default.  As soon as
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possible and in any event within ten (10) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto.

     e.   Compliance Base Certificates. EIMI shall provide Bank with
          ----------------------------
a Compliance Certificate in the same form as attached hereto as Exhibit "A" within sixty (60) days after the end of the first three calendar quarters of each year which are internally prepared and then provide a Covenant Compliance Certificate within one hundred twenty (120) days after the end of the fiscal year based on the audited consolidated financial statement.

     f.   Guarantors' Financial Statements and Tax Returns.  Within
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thirty (30) days after filing, copies of each Guarantor's federal and state income tax returns, amendments and schedules. Within ninety (90) days after the anniversary date of receipt of the last financial statement, Guarantors shall provide a financial statement of assets, liabilities and net worth for each Guarantor, in form and content reasonably acceptable to Bank, and all in reasonable detail.

     g.   Fiscal Year Projections.  EIMI shall provide the Bank with
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its fiscal year projections within one hundred twenty (120) days of fiscal year end.

     h.   General Information.  Such other information respecting
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the condition or operations, financial or otherwise, of Borrowers or any
Guarantor, as Bank may from time to time reasonably request.

     2.   Amendment of Article VIII of the Loan Agreement.  Article
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VIII of the Loan Agreement is amended as follows:

     8.19 Year 2000 Provisions

          (a)  Representation and Warranties.  Borrowers represent
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and warrant as follows to Bank that: (i) as of the date of any request for an advance under the Loan Documents, (ii) as of the date of any renewal, extension or modification of the Loan Documents, and (iii) at all times the Loan Documents or Bank's commitment to make advances under the Loan Documents is outstanding:

               i. Borrowers will use good faith efforts to ensure that by December 31, 1998, all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for Borrowers to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant with a period of time calculated to result in no material disruption of any of Borrowers' business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or referenced different centuries or more than on century.

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               ii.  Borrowers will: (1) undertake a detailed
     inventory, review and assessment of all areas within their businesses and operations that could be adversely affected by the failure of Borrowers to be Year 2000 Compliant on a timely basis;
     (2) develop a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and (3) implement that plan in accordance with that timetable in all material respects.

               iii. By December 31, 1998, Borrowers will make written inquiry of each of their key suppliers, vendors, and customers, and will obtain in writing confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, Borrowers will make a good faith effort to ensure that all such persons will be or become so compliant. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors, and customers of Borrowers whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of Borrowers. For purposes of this paragraph, Bank, as lender of funds under the terms of the Loan Documents, confirms to Borrowers that Bank has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

               iv. Borrowers will make a good faith effort to ensure that the fair market value of all real and personal property, if any, pledged to Bank as Collateral to secure the Loan Documents is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

          (b)  Affirmative Covenants.  Borrowers covenant and agree
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with Bank that, while any Loan Documents is in effect, Borrowers will:

               i    Furnish such additional information, statements
     and other reports with respect to Borrowers' activities, course of action and progress towards becoming Year 2000 Compliant as Bank may request from time to time.

               ii. In the event of any change in circumstances that causes or will likely cause any of Borrowers' representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter referred to as a "Change in Circumstances") then Borrowers shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Bank with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrowers' representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Borrowers shall, within ten (10) days of a request, also provide Bank with any additional information Bank requests of Borrowers in connection with the Notice and/or Change of Circumstances.

               iii. Give any representative of Bank access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrowers and relating to its affairs, and to inspect any of the properties and Systems of Borrowers, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of Bank.

     3.   Continuing Security.  The Indebtedness as evidenced by the
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Note shall continue to be secured by all of the Loan Documents and collateral described in the Loan Agreement.

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     4.   No Defenses or Setoffs.  As of the date hereof, neither
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Borrowers nor Guarantors are aware of any defenses, credits or setoffs to the payment of the Indebtedness evidenced by the Note, or to the enforceability of the Note, the Loan Agreement, or the Loan Documents against the Borrowers or Guarantors, nor are there any claims, actions or causes of action which could be asserted against the Bank relating to the transactions evidenced by the Note, the Loan Agreement, this Amendment or any of the transactions relating thereto.

     5.   Limited Effect of Amendment.  Except as specifically
          ---------------------------
amended herein, the terms and conditions of the Note, the Loan Agreement, the Guaranties, the Loan Documents, and all other existing agreements between the parties are unaffected by this Amendment and shall continue to be binding upon Borrowers, Guarantors and the Bank. Further, the term "Note" shall include the Revolving Credit Note dated effective as of July 23, 1998, with a maturity date of June 30, 1999, in the amount of $400,000.00 between the Bank and Borrowers.

     6.   Full Force and Effect of Loan Documents.  The Loan
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Documents as defined in the Loan Agreement, including the Amended and
Restated Revolving Credit Note dated effective as of July 23, 1998, in the amount of $400,000.00, between the Bank and Borrowers, are valid and enforceable in accordance with their terms and shall continue to remain in full force and effect.

                            BANK ONE, KENTUCKY, NA

                            BY: /s/ Rhonda Lenney
                               ------------------------------------

                            TITLE: Officer
                                  ---------------------------------


                            EQUITY INSURANCE MANAGERS, INC.

                            BY: /s/ John R. Owens
                               ------------------------------------

                            TITLE: President
                                  ---------------------------------


                            EQUITY UNDERWRITING GROUP, INC.

                            BY: /s/ John R. Owens
                               ------------------------------------

                            TITLE: President
                                  ---------------------------------


                            21ST CENTURY CLAIM SERVICES, INC.

                            BY: /s/ John R. Owens
                               ------------------------------------

                            TITLE: President
                                  ---------------------------------


                            /s/ John R. Owens
                            ---------------------------------------
                            JOHN ROBERT OWENS


                            /s/ D. Richard Meyer
                            ---------------------------------------
                            D. RICHARD MEYER


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